As filed with the Securities and Exchange Commission on September 30, 2010

Registration No. 333-111524

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(Address of Principal Executive Offices and Zip Code)

J. Michael May

Secretary

AmeriCredit Corp.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(Name and address of agent for service)

(817) 302-7000

(Telephone number, including area code, of agent for service)

With copies to:

L. Steven Leshin

Hunton & Williams LLP

1445 Ross Avenue

Suite 3700

Dallas, Texas 75202

(214) 979-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Americredit Corporation of California	California	33-0011256

AmeriCredit Financial Services, Inc.	Delaware	75-2439888

AmeriCredit Financial Services of Canada Ltd.	Ontario, Canada	866121080 (Canadian Business No.)

AmeriCredit Management Trust	Delaware	75-2788787

AmeriCredit Consumer Discount Company	Pennsylvania	75-2883750

ACF Investment Corp.	Delaware	75-2442194

AmeriCredit Flight Operations, LLC	Texas	75-2931810

AmeriCredit NS I Co.	Nova Scotia, Canada	859921132 (Canadian Business No.)

AmeriCredit NS II Co.	Nova Scotia, Canada	859921330 (Canadian Business No.)

(1)	The address of each guarantor is 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, and the telephone number is (817) 302-7000.

DEREGISTRATION OF SECURITIES

AmeriCredit Corp., a Texas corporation (the “Company”), hereby amends its Registration Statement on Form S-3 (File No. 333-111524) initially filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2003, as amended by Amendment No. 1 thereto, filed with the Commission on March 4, 2004, as amended by Amendment No. 2 thereto, filed with the Commission on April 21, 2004, as amended by Amendment No. 3 thereto, filed with the Commission on July 2, 2004, and as amended by Amendment No. 4 thereto, filed with the Commission on July 15, 2004 (as amended, the “Registration Statement”), by deregistering all of the securities registered on the Registration Statement that have not been sold or otherwise remain unissued (the “Remaining Securities”).

On July 21, 2010, the Company, General Motors Holdings LLC (“GM Holdings”), a Delaware limited liability company and a wholly-owned subsidiary of General Motors Company, and Goalie Texas Holdco Inc. (“Merger Sub”), a Texas corporation and a direct wholly-owned subsidiary of GM Holdings, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which on October 1, 2010, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of GM Holdings (the “Merger”). In connection with the Merger, the Company will cease to be a publicly traded company and will terminate all of its offerings of securities pursuant to its existing registration statements, including the Registration Statement.

In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 5 to terminate the effectiveness of the Registration Statement and to remove from registration all of the Remaining Securities registered but unsold under the Registration Statement as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

AmeriCredit Corp.

By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President,
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

Name	Title	Date

* Clifton H. Morris	Director and Chairman of the Board	September 30, 2010

* Daniel E. Berce	President, Chief Executive Officer and Director	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	September 30, 2010

* John R. Clay	Director	September 30, 2010

Ian M. Cumming	Director	September 30, 2010

* A.R. Dike	Director	September 30, 2010

* James H. Greer	Director	September 30, 2010

* Douglas K. Higgins	Director	September 30, 2010

* Kenneth H. Jones, Jr.	Director	September 30, 2010

Robert B. Sturges	Director	September 30, 2010

Justin R. Wheeler	Director	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

Americredit Corporation of California

By:	/S/ J. MICHAEL MAY
J. Michael May
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

* Daniel E. Berce	Director	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Director	September 30, 2010

/S/ J. MICHAEL MAY J. Michael May	Director	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

AmeriCredit Financial Services, Inc.

By:	/S/ J. MICHAEL MAY
J. Michael May
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

* Daniel E. Berce	Director	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Director	September 30, 2010

/S/ J. MICHAEL MAY J. Michael May	Director	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

AmeriCredit Financial Services of Canada Ltd.

By:	/S/ J. MICHAEL MAY
J. Michael May
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

* Daniel E. Berce	Director	September 30, 2010

/S/ MICHAEL ALLMAN Michael Allman	Director	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

AmeriCredit Management Trust

By:	/S/ J. MICHAEL MAY
J. Michael May
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

/S/ JAMES M. FEHLEISON James M. Fehleison	Administrative Trustee	September 30, 2010

/S/ MICHAEL DUSKIN Michael Duskin	Administrative Trustee	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Administrative Trustee	September 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

AmeriCredit Consumer Discount Company

By:	/S/ J. MICHAEL MAY
J. Michael May
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

* Daniel E. Berce	Director	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Director	September 30, 2010

/S/ J. MICHAEL MAY J. Michael May	Director	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

ACF Investment Corp.

By:	/S/ J. MICHAEL MAY
J. Michael May
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

* Daniel E. Berce	Director	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Director	September 30, 2010

/S/ J. MICHAEL MAY J. Michael May	Director	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

AmeriCredit Flight Operations, LLC

By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

* Daniel E. Berce	President	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Secretary	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

AmeriCredit NS I Co.

By:	/S/ J. MICHAEL MAY
J. Michael May
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

* Daniel E. Berce	Director	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Director	September 30, 2010

/S/ J. MICHAEL MAY J. Michael May	Director	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 30, 2010.

AmeriCredit NS II Co.

By:	/S/ J. MICHAEL MAY
J. Michael May
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates included:

* Daniel E. Berce	Director	September 30, 2010

/S/ CHRIS A. CHOATE Chris A. Choate	Director	September 30, 2010

/S/ J. MICHAEL MAY J. Michael May	Director	September 30, 2010

*By:	/S/ CHRIS A. CHOATE
Chris A. Choate
Attorney-in-fact